Colorado Secretary of State

Date and Time: 05/29/2008 03:45 PMDocument processing fee

Id Number: 20081291685

If document is filed on paper $125.00 If document is filed electronically $ 50.00 Document number: 20081291685 Fees & forms/cover sheets are subject to change.

To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

Paper documents must be typewritten or machine printed. ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-102-102 of the Colorado Revised Statutes (C.R.S)

Dynasty Capital, Inc.

1. Entity name: ______________________________________________________

(The name of a corporation must contain the term or abbreviation “corporation”,

“incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd”; If the corporation is a professional corporation, it must contain the term or abbreviation “professional corporation”, “p.c.”, or “pc” §7- 90-601, C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true

“bank” or “trust” or any derivative thereof

name of an entity, trade name or trademark

“credit union”

“savings and loan”

stated in this document, mark the applicable

“insurance”, “casualty”, “mutual”, or “surety” box):

4807 South Zang Way

3. Principal office street address: ______________________________________________________

(Street name and number)

Morrison CO 80465

(City) (State) (Postal/Zip Code)

United States

(Province – if applicable) (Country – if not US)

  Principal office mailing address: ______________________________________________________ (if different from above): (Street name and number or Post Office Box information)

  Registered agent: (if an individual): ____________________ ______________ ______________ _____

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(Last) (First) (Middle) (Suffix)

OR (if a business organization):

Frascona Joiner Goodman and Greenstein

6. The person appointed as registered agent in the document has consented to being so appointed.

4750 Table Mesa Drive

7. Registered agent street address: ______________________________________________________

(Street name and number)

Boulder 80305

__________________________ CO ____________________

(City) (State) (Postal/Zip Code)

ARTINC_PC Page 1 of 3 Rev. 01/01/2008

  Registered agent mailing address: (LEAVE BLANK if same as above)

  If the corporation’s period of duration is less than perpetual, state the date on which the period of duration expires:

  (OPTIONAL) Delayed effective date:

  Name(s) and address(es) of incorporator(s): (if an individual)

OR (if a business organization)

(if an individual) OR (if a business organization)

(if an individual)

OR (if a business organization)

ARTINC_PC

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

_____________________

(mm/dd/yyyy)

(mm/dd/yyyy)

Joiner Gary S.

(Last) (First) (Middle) (Suffix)

______________________________________________________ ______________________________________________________

4750 Table Mesa Drive

(Street name and number or Post Office Box information)

Boulder CO 80305

(City) (State) (Postal/Zip Code)

United States

(Province – if applicable) (Country – if not US)

(Last) (First) (Middle) (Suffix)

______________________________________________________ ______________________________________________________

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

United States

(Province – if applicable) (Country – if not US)

(Last) (First) (Middle) (Suffix)

______________________________________________________ ______________________________________________________

(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

United States

(Province – if applicable) (Country – if not US)

Page 2 of 3 Rev. 01/01/2008

(If there are more than three incorporators, mark this box

and include an attachment stating the true names and mailing addresses of all additional incorporators.)

150,000,000

12. The corporation is authorized to issue ________ shares of common stock.

(number)

(Additional classes of capital stock may be authorized and additional information regarding the corporation’s stock may be stated, mark this box ✔ and include an attachment stating pertinent information.)

13. Additional information may be included pursuant to §7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box ✔ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing: ____________________ ______________ ______________ _____

Joiner Gary S.

(Last) (First) (Middle) (Suffix)

4750 Table Mesa Drive

(Street name and number or Post Office Box information)

CO

__________________________ ____ 80305

Boulder ____________________

(City) (State) (Postal/Zip Code)

United States

(Province – if applicable) (Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address and include an attachment stating the name and address of such individuals.)

of any additional individuals causing the document to be delivered for filing, mark this box

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ARTINC_PC Page 3 of 3 Rev. 01/01/2008

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document. No such paper document was filed. Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1

Preferred Stock

Attachment 2

Additional Information for Articles

Preferred Stock. The aggregate number of preferred shares which this corporation shall have the authority to issue is ten million (10,000,000) shares, each with no par value, which shares shall be designated "Preferred Stock." Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Colorado law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by Colorado law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.

Voting. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expenses arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes §7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes §7-108401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes §7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

Non-Unanimous Written Consent. Unless these Articles of Incorporation require that an action be taken at a shareholders' meeting or unless shares are entitled to be voted cumulatively in the election of directors, any action required or permitted to be taken by the corporation may be authorized by written consent of fewer than all the voting shares. The consent must be obtained from the same number of voting shares as would be needed to authorize such action at a meeting if all of the shares entitled to vote thereon were present and voted. If shares are entitled to be voted cumulatively in the election of directors, shareholders may take action to elect or remove directors without a meeting only if these Articles of Incorporation do not require that such action be taken at a shareholders’ meeting, and all of the shareholders entitled to vote in the election or removal sign writings describing and consenting to the election or removal of the same directors.